UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2021

Arcosa, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware		001-38494	82-5339416
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard Street, Suite 400
Dallas,	Texas		75201
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (972) 942-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	ACA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On March 26, 2021, Arcosa, Inc. (“Arcosa”) entered into the 364-day Credit Agreement (the “364-day Facility”) among Arcosa, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and the lenders party thereto. The 364-day Facility provides a revolving line of credit of $150.0 million, with an outside maturity date of March 25, 2022. The 364-day Facility will terminate prior to March 25, 2022 upon (i) the closing date of the Offering (as defined in Item 7.01 below) or Arcosa or its subsidiaries incurring any other additional indebtedness (other than indebtedness under Arcosa’s existing senior credit facility) in an aggregate principal amount equal to or greater than the commitments under the 364-day Facility or (ii) the termination prior to completion of the acquisition of StonePoint Ultimate Holding, LLC and affiliated entities (“StonePoint”).

The interest rates under the 364-day Facility are variable based on the London Interbank Offered Rate (“LIBOR”) or an alternate base rate plus a margin. A commitment fee accrues on the average daily unused portion of the 364-day Facility. The margin for borrowing and commitment fee rate are determined based on Arcosa’s leverage as measured by a consolidated total indebtedness to consolidated EBITDA ratio. The margin for borrowing ranges from 1.25% to 2.00% and will be initially set at LIBOR plus 1.50%. The commitment fee rate ranges from 0.20% to 0.35% and will be initially set at 0.25%.

In connection with the 364-day Facility, each of Arcosa’s Material Domestic Subsidiaries (as defined in the 364-day Facility) guaranteed Arcosa’s obligations under the 364-day Facility.

The 364-day Facility includes covenants and events of default substantially similar to Arcosa’s existing senior credit facility.

Arcosa expects to borrow under the 364-day Facility only to the extent the StonePoint acquisition is completed prior to the closing of the Offering.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the 364-day Facility, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 to this report is also responsive to this Item 2.03 and is hereby incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On March 29, 2021, Arcosa issued a press release announcing its proposed offering (the “Offering”) of $400 million in aggregate principal amount of senior notes due 2029 (the “Notes”). A copy of the press release announcing the Offering is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing. Additionally, the submission of this Item 7.01 in this report on Form 8-K is not an admission of the materiality of any information in this Item 7.01 of this report that is required to be disclosed solely by Regulation FD. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	364-Day Credit Agreement dated as of March 26, 2021, among Arcosa, JP Morgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and the lenders party thereto
99.1	Press Release, dated March 29, 2021, announcing the Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcosa, Inc.

March 29, 2021	By:	/s/ Scott C. Beasley
Name: Scott C. Beasley
Title: Chief Financial Officer